UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

420 National Business Parkway, 5th Floor
Annapolis Junction, MD 20701
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 17, 2014, Colfax Corporation issued a press release reporting financial results for the second quarter ended June 27, 2014.

As reflected in the press release, for the three and six months ended June 27, 2014, reported Net income available to Colfax Corporation common shareholders was $191.8 million and $216.7 million, or $1.53 and $1.81 per dilutive share, respectively. This reflects a Benefit from income taxes for the second quarter and six months ended June 27, 2014 based on our current estimate, which is subject to change.  Final data will be reflected in the Company's Form 10-Q for the quarterly period ended June 27, 2014.

Adjusted net income for the three and six months ended June 27, 2014, was $59.6 million and $111.2 million, or $0.48 and $0.91 per share, respectively. A description of the company’s use of adjusted net income, a non-GAAP financial measure, and a reconciliation of the measure to Net income attributable to Colfax Corporation is set forth in Colfax Corporation's press release, a copy of which is attached to this report as Exhibit 99.1 and is incorporated in this report by reference.

Colfax Corporation has scheduled a conference call for 9:00 a.m. EDT on July 17, 2014 to discuss its financial results, and slides for that call are attached to this report as Exhibit 99.2 and are incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1	Colfax Corporation press release dated July 17, 2014, reporting financial results for the second quarter ended June 27, 2014.

99.2	Colfax Corporation slides for July 17, 2014 conference call reporting financial results for the second quarter ended June 27, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation                     Date:     July 17, 2014                        By: /s/ C. Scott Brannan
Name: C. Scott Brannan
Title: Senior Vice President, Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Colfax Corporation press release dated July 17, 2014, reporting financial results for the second quarter ended June 27, 2014.

99.2	Colfax Corporation slides for July 17, 2014 conference call reporting financial results for the second quarter ended June 27, 2014.